  As filed with the Securities and Exchange Commission on July 25, 2000

                                                     Registration No. 333-22613

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                                  ------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                       UNION PACIFIC RESOURCES GROUP INC.
             (Exact name of Registrant as specified in its charter)

              Utah                                        13-2647483
    (State or other jurisdiction of                      (IRS Employer
   incorporation or organization)                      Identification No.)

                                 777 Main Street
                          Fort Worth, Texas 76102-6203
                                 (817) 321-6000
                    (Address of principal executive offices)

          UNION PACIFIC RESOURCES GROUP INC. EMPLOYEE'S THRIFT PLAN (AS
                             AMENDED AND RESTATED)
          1995 STOCK OPTION AND RETENTION STOCK PLAN OF UNION PACIFIC
                 RESOURCES GROUP INC. (AS AMENDED AND RESTATED)
                            (Full title of the plans)
                                  ------------

                                KERRY R. BRITTAIN
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       UNION PACIFIC RESOURCES GROUP INC.
                                 777 MAIN STREET
                          FORT WORTH, TEXAS 76102-6203
                                 (817) 321-6000
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                                  -------------

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                                Explanatory Note

                            ------------------------

        This Post-Effective Amendment No. 1 to Registration Statement No. 333-22613 is being filed by Union Pacific Resources Group Inc. (the "Registrant") and the Union Pacific Resources Group Inc. Employee's Thrift Plan (as amended and restated) (the "Plan") to deregister under the Securities Act of 1933, as amended, (the "Securities Act") the securities that were originally registered on this Registration Statement but that were not sold.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, as of July 14, 2000.

                                    UNION PACIFIC RESOURCES GROUP INC.
                                    (The Registrant)


                                    By:      /s/ MORRIS B. SMITH
                                            -------------------------------
                                            Morris B. Smith,
                                            Vice President, Chief Financial
                                            Officer and Treasurer


        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed below, on this 14th day of July, 2000, by the following persons on behalf of the Registrant and in the capacities indicated.

/s/ GEORGE LINDAHL III              Chairman, Chief Executive Officer and
                                    Director (Principal Executive Officer)
--------------------------
George Lindahl III

/s/ MORRIS B. SMITH                 Vice President and Chief Financial Officer
                                    (Principal Accounting and Financial Officer)
--------------------------
Morris B. Smith

           *                        Director
--------------------------
H. Jesse Arnelle

           *                        Director
--------------------------
Lynne V. Cheney

           *                        Director
--------------------------
Preston M. Geren III

           *                        Director
--------------------------
Lawrence M. Jones

           *                        Director
--------------------------
Drew Lewis

           *                        Director
--------------------------
Claudine B. Malone

           *                        Director
--------------------------
John W. Poduska, Sr., Ph.D.

           *                        Director

--------------------------
Michael E. Rossi

           *                        Director
--------------------------
Jeff Sandefer

           *                        Director
--------------------------
Samuel K. Skinner

           *                        Director
--------------------------
James R. Thompson

*By: /s/ KATHY L. COX
--------------------------

Kathy L. Cox, as attorney-in-fact

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        The Plan. Pursuant to the requirements of the Securities Act, the
Trustee for the Plan has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, as of July 14, 2000.

                                    UNION PACIFIC RESOURCES GROUP INC.
                                    EMPLOYEE'S THRIFT PLAN
                                    (The Plan)


                                    By:      /s/  Anne M. Franklin
                                            --------------------------
                                            Anne M. Franklin
                                            Title:  Vice-President - People,
                                            Named Fiduciary, Plan
                                            Administration